Filed Pursuant to Rule 424(i)

Registration No. 333-262729

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING DECEMBER 31, 2022

(to Prospectus dated March 31, 2023)

PROSHARES TRUST II

ProShares VIX Short-Term Futures ETF (VIXY)

ProShares Ultra VIX Short-Term Futures ETF (UVXY)

ProShares Short VIX Short-Term Futures ETF (SVXY)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2022. The calculation of the registration fee is included in an exhibit hereto.